Exhibit 1A-6.6

Issuer Diligence Agreement

SUBJECT TO MANAGEMENT REVIEW AND APPROVAL

ISSUER DILIGENCE Agreement

This Issuer Diligence Agreement (this “Agreement”) is dated [DATE], 2022 (the “Effective Date”) and is between tZERO ATS, LLC, a Delaware limited liability company (“tZERO ATS”), and Hygienic Dress League Corp., a Delaware corporation (“Issuer”).

tZERO ATS owns and operates an alternative trading system (the “ATS”) that has filed a Form ATS with the Securities and Exchange Commission (“SEC”). The ATS is a closed system available only to its broker-dealer subscribers (“Subscribers”). tZERO ATS neither accepts orders from non-broker-dealers, nor holds, owns, or sells securities.

As a FINRA-registered broker-dealer, tZERO ATS has the right to determine which securities may be traded on the ATS by Subscribers. In order to promote a fair, orderly, and efficient platform for the trading of securities on the ATS, tZERO ATS conducts due diligence of any securities proposed to be traded on the ATS, as well as the issuer of those securities (a “Diligence Review”). The purpose of a Diligence Review is to (1) uncover any facts or circumstances about an issuer or its security that, were a Subscriber to facilitate trading of the security on the ATS, would pose an inordinate amount of legal or reputational risk to tZERO ATS or its Subscribers, and (2) confirm that the security meets the technical specifications of the ATS.

Issuer has issued equity securities (the “Security”) in one or more private placements exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Issuer desires to have the Security traded on the ATS and, therefore, desires that tZERO ATS conduct a Diligence Review of Issuer and the Security.

The parties therefore agree as follows:

1.	Diligence Review

1.1	Initial Diligence Review

(a)	As soon as practicable after the Effective Date, and subject to satisfaction of Issuer’s payment obligations in Section 1.5, tZERO ATS shall conduct an initial Diligence Review of Issuer and the Security (“Initial Diligence Review”).

(b)	In connection with the Initial Diligence Review, Issuer shall provide true and complete copies of the documents set forth on Schedule 1.1, an executed officer’s certificate attached as Exhibit A (the “Officer’s Certificate”) and an opinion of counsel addressed to tZERO ATS and its subscribers in a form reasonably satisfactory to tZERO ATS. In addition, Issuer shall provide as soon as practicable any additional documentation that may be reasonably requested by tZERO ATS as part of the Initial Diligence Review. The documents set forth on Schedule 1.1, the Officer’s Certificate, any additional documentation provided by Issuer pursuant to this Section 1.1, and any information obtained during the course of an interview conducted pursuant to this Section 1.1 are referred to collectively as the “Diligence Materials”. The Initial Diligence Review will be completed and tZERO ATS’s review of Issuer will move to the Inordinate Risk Review (as defined below) if tZERO ATS determines that Issuer is in good standing in its jurisdictions of organization, confirms that Issuer has provided a complete Officer’s Certificate, and confirms that all documentation set out in Schedule 1.1 and such other documentation as tZERO ATS may have requested, has been provided.

Issuer Diligence Agreement

SUBJECT TO MANAGEMENT REVIEW AND APPROVAL

1.2	Inordinate Risk Review

(a)       Upon completion of the Initial Diligence Review, tZERO ATS will determine, in tZERO ATS’s sole and absolute discretion, whether there are existing facts or circumstances about Issuer or the Security that, were a Subscriber to the ATS to facilitate trading of the Security on the ATS, would pose an inordinate amount of legal or reputational risk to tZERO ATS or its Subscribers (such view, an “Inordinate Risk Review”) and whether the Security meets the technical specifications of the ATS.

(b)       tZERO ATS may rely on the Diligence Materials in making its Inordinate Risk Review, and may request such additional materials and documentation as it deems necessary in its sole and absolute discretion. To assist tZERO ATS in its Inordinate Risk Review, Issuer shall provide tZERO ATS with the opportunity to interview appropriate members of Issuer’s management, counsel, auditors, financial advisors, transfer agents, or other representatives. Any such interviews will be on dates and at times as mutually agreed by the parties.

(c)       tZERO ATS shall notify Issuer whether or not the Inordinate Risk Review indicates that Issuer and the Security pose an inordinate risk to tZERO ATS or its Subscribers.

(d)       tZERO ATS shall likewise notify Issuer whether the Security meets the technical specifications of the ATS.

(e)       tZERO ATS shall use commercially reasonable efforts to complete the Initial Diligence Review and Inordinate Risk Review within sixty (60) days after the date Issuer has delivered to tZERO ATS all of the Diligence Materials but shall in no event be liable for any delay in completing the Initial Diligence Review and Inordinate Risk Review.

(d)        Absent a determination that Issuer and the Security pose an inordinate risk, and provided that the Security meets and continues to meet the technical specifications and trading qualifications of the ATS, tZERO ATS does not expect to deny a Subscriber’s request to facilitate the trading of the Security on the ATS.

1.3	Confirmatory Diligence Reviews

(a)	Following each six months after the date the Security first trades on the ATS and as tZERO ATS may otherwise request from time to time, and subject to satisfaction of Issuer’s payment obligations in Section 1.5, tZERO ATS shall conduct a confirmatory Diligence Review in order for tZERO ATS to confirm that there have been no material changes to Issuer or the Security that would change the results of the Initial Diligence Review and Inordinate Risk Review (“Confirmatory Diligence Review”). In addition, tZERO ATS shall have the right to conduct interim Confirmatory Diligence Reviews from time to time, including as a result of a notification by Issuer pursuant to Section 3.2.

Issuer Diligence Agreement

SUBJECT TO MANAGEMENT REVIEW AND APPROVAL

(b)	In connection with each Confirmatory Diligence Review, Issuer shall provide true and complete copies of any Diligence Materials that have changed since the most recent Diligence Review (whether the Initial Diligence Review or a Confirmatory Diligence Review), including a new Officer’s Certificate. In addition, Issuer shall (1) provide as soon as practicable any additional documentation that may be reasonably requested by tZERO ATS as part of each Confirmatory Diligence Review, including updated financial statements and (2) provide tZERO ATS with the opportunity to interview appropriate members of Issuer’s management, counsel, auditors, financial advisors, transfer agents, or other representatives for purposes of each Confirmatory Diligence Review. Any such interviews will be on dates and at times as mutually agreed by the parties. tZERO ATS shall use commercially reasonable efforts to complete each Confirmatory Diligence Review within thirty (30) days after the date Issuer has delivered to tZERO ATS all of the updated Diligence Materials for the applicable Confirmatory Diligence Review but shall in no event be liable for any delay in completing the Confirmatory Diligence Review.

(c)	Upon completion of each Confirmatory Diligence Review, tZERO ATS shall inform Issuer whether, as of the completion of the applicable Confirmatory Diligence Review, tZERO ATS has determined that Issuer and the Security pose an inordinate risk and whether the Security meets the technical specifications of the ATS. If asked by a Subscriber, tZERO ATS may, in its sole discretion, inform the Subscriber whether tZERO ATS has determined that an inordinate risk exists and whether the Security meets the technical specifications of the ATS.

1.4	Review of Findings

If tZERO ATS determines that an inordinate risk exists, then at the request of Issuer within thirty (30) days of such determination, tZERO ATS shall consider in good faith any mitigating facts and circumstances that Issuer presents to tZERO ATS. Within thirty (30) days of the request, at its sole discretion, tZERO ATS may (but will not be obligated to) withdraw its determination that an inordinate risk exists. In the event of any withdrawal, tZERO ATS shall promptly inform any Subscriber previously informed that an inordinate risk exists that such determination has been withdrawn.

1.5	Diligence Review Fees

tZERO ATS’s obligation to conduct any Diligence Review (Initial Diligence Review, Inordinate Risk Review, or Confirmatory Diligence Review) is subject to payment in full in immediately available funds of the fees set forth in Schedule 1.4, which are due on the dates set forth therein (the “Diligence Fees”). Issuer’s obligations under this Section 1.5 are not predicated on the outcome of a Diligence Review, and Issuer shall not be entitled to a refund of any Diligence Fees previously paid because tZERO ATS determines that inordinate risk exists. tZERO ATS shall have the right to increase Diligence Fees upon thirty (30) days’ prior written notice no more than once per year any time after the first anniversary of the Effective Date.

Issuer Diligence Agreement

SUBJECT TO MANAGEMENT REVIEW AND APPROVAL

2.	Issuer Acknowledgments

Issuer understands and acknowledges the following:

(a)	A Diligence Review is not a determination by tZERO ATS as to whether the Security is a worthwhile investment or that Issuer is a viable enterprise. tZERO ATS is not endorsing Issuer or soliciting investments in the Securities. Without limiting any provision in this Agreement, including, without limitation, Section 3.3., Issuer may not make any public disclosure or issue, distribute, or file any announcement, prospectus, offering document, or press release relating to this Agreement or the matters contemplated hereby unless specifically agreed to in advance in writing and at tZERO ATS’s sole discretion.

(b)	Except as otherwise expressly provided in this Agreement, all aspects of a Diligence Review (Initial Diligence Review, Inordinate Risk Review, or Confirmatory Diligence Review), including its scope, staffing, timing, and procedure, will be at tZERO ATS’s absolute discretion.

(c)	tZERO ATS will assume and rely upon the accuracy and completeness of all Diligence Materials and other information supplied to tZERO ATS by or on behalf of Issuer or otherwise reviewed or discussed with tZERO ATS, and tZERO ATS has no duty or responsibility to independently verify any Diligence Materials or other such information. Issuer’s failure to provide all requested Diligence Materials may result in a determination that inordinate risk exists.

(d)	tZERO ATS makes no representation or warranty regarding a particular outcome of a Diligence Review. tZERO ATS’s determination of whether inordinate risk exists or whether the Security meets the technical specifications of the ATS is in tZERO ATS’s absolute discretion, and tZERO ATS shall not be liable to Issuer for any such determinations.

(e)	tZERO ATS may, in its sole and absolute discretion, prohibit Subscribers from facilitating the trading of the Security more than six (6) months after a Diligence Review unless there has been a subsequent Confirmatory Diligence Review. tZERO ATS will prohibit Subscribers from facilitating the trading of the Security upon a determination that inordinate risk exists and until a subsequent Diligence Review is completed without a determination that inordinate risk exists. tZERO ATS will prohibit Subscribers from facilitating the trading of the Security if it does not meet the technical specifications of the ATS.

(f)	Even if a Subscriber agrees to facilitate the trading of the Security on the ATS, tZERO ATS makes no representation or warranty that the Security can be successfully traded at any particular volume or price on the ATS (or elsewhere).

(g)	tZERO ATS only admits securities for trading on the ATS, which (1) are equity of Issuer and (2) have traditional record of ownership held with an SEC registered transfer agent.

Issuer Diligence Agreement

SUBJECT TO MANAGEMENT REVIEW AND APPROVAL

3.	Additional Covenants

3.1	Compliance with Laws

Each party shall comply with all applicable laws and regulations in the performance of its obligations under this Agreement.

3.2	Duty to Update

Issuer shall provide tZERO with a copy of all press releases and filings with any governmental agency or self-regulatory organization. In addition, Issuer shall promptly notify tZERO ATS upon the occurrence or existence of any of the following events or circumstances:

(a)	Issuer fails to remain in good standing under the jurisdiction of its incorporation or organization.

(b)	Any offering of the Securities was either not registered under the Securities Act or, if not so registered, was not exempt from registration under the Securities Act and applicable state “blue sky” laws.

(c)	Issuer or any other Person listed in Rule 506 of Regulation D under the Securities Act (collectively, “Covered Persons”), becomes disqualified as a “bad actor” as defined in Rule 506(d).

(d)	Issuer or any Covered Person is named on the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) Specially Designated Nationals and Blocked Persons list or any other sanctions lists administered by OFAC.

(e)	It comes to tZERO ATS’s attention that Issuer or any Covered Person has ties to high-risk or other monitored jurisdictions.

(f)	The SEC, any state, or any self-regulatory organization initiates any proceedings alleging violation of applicable law or rules by any Covered Persons.

(g)	News items or other public sources indicate that Issuer or any Covered Person is under investigation or is rumored to have problems with its business conduct, such as engaging in fraud.

(h)	Issuer fails to comply with any requirements under federal law, including any filing deadlines established by the SEC.

(i)	Issuer undergoes corporate structural or operational changes, including a change in control of Issuer, merger, acquisition, business combination, or acquisition or disposition of significant assets.

(j)	Issuer takes any action that causes, or is reasonably likely to cause, the Security to cease meeting the technical specifications of the ATS.

Issuer Diligence Agreement

SUBJECT TO MANAGEMENT REVIEW AND APPROVAL

(k)	Issuer changes its business purpose.

3.3	Issuer Disclosure Statements

Prior to the Security being admitted for trading on the tZERO ATS, Issuer shall prepare and provide to tZERO ATS and its Subscribers the information and financial statements set forth in Exchange Act Rule 15c2-11(a) under the Securities Exchange Act of 1934 (the “Exchange Act”), as well as any other information as may be needed to trade the Security in compliance with the Securities Act, the Exchange Act, any other applicable U.S. or state securities laws or the rules of the Financial Industry Regulatory Authority or other self-regulatory organization (together, “Applicable Securities Laws”) (as updated from time to time, the “Issuer Disclosure Packet”).

Issuer agrees to deliver an updated Issuer Disclosure Packet to tZERO ATS and its Subscribers (a) each time tZERO ATS undertakes a Confirmatory Diligence Review, (b) each time the Issuer provides tZERO ATS an update pursuant to Section 3.2 (a) – (k) of this Agreement and (c) as otherwise requested by tZERO or its Subscribers to trade the Security in compliance with Applicable Securities Laws.

The information set forth in the Issuer Disclosure Packet shall be current as of the date provided to tZERO ATS and its Subscribers, except as otherwise agreed to by tZERO ATS.

Issuer acknowledges and agrees that the Issuer Disclosure Packet shall NOT be Confidential Information and Subscribers may make any Issuer Disclosure Packet, or any portion thereof, available to their customers.

Each Issuer Disclosure Packet provided to tZERO ATS and its subscribers shall contain all material non-public information with respect to the Security and Issuer provided to tZERO ATS during the most recent Diligence Review.

3.4	Confidentiality

(a)	Both parties acknowledge that either party or their Affiliates (such party and its Affiliates, the “Receiving Party”) may receive Confidential Information (as defined below) from the other party or its Affiliates (such party and its Affiliates, the “Disclosing Party”) during the Term (as defined in Section 5.1), and all Confidential Information is deemed to have been received in confidence. The Receiving Party may use the Disclosing Party’s Confidential Information only to perform its obligations or exercise its rights under this Agreement and, except as otherwise provided in this Agreement, may disclose Disclosing Party’s Confidential Information only to Receiving Party’s officers, directors, agents, employees, attorneys, accountants, advisors, or controlling Persons who are informed of the confidential nature of such Confidential Information and are or have been advised of their obligation to keep such Confidential Information confidential pursuant to the terms of this Agreement. Notwithstanding the foregoing, tZERO ATS may disclose Issuer’s Confidential Information to Subscribers, its clearing firm, and the clearing firm of each of its Subscribers, so that such parties may make their own decisions whether to facilitate the trading of the Security on the ATS. The Receiving Party shall protect the Confidential Information at least as well as it does its own valuable and sensitive information of a similar nature and, in any event, with no less than a reasonable degree of care. Following expiration or termination of this Agreement, at the request of the Disclosing Party, the Receiving Party shall return or destroy all Confidential Information, except that the Receiving Party may keep copies of any Confidential Information for archival purposes as required by its policies or applicable law. The obligation of confidentiality continues for eighteen (18) months from the expiration or termination of this Agreement.

Issuer Diligence Agreement

SUBJECT TO MANAGEMENT REVIEW AND APPROVAL

(b)	Except as expressly provided in this Agreement, tZERO ATS is not obligated to disclose any Confidential Information to Subscribers, including whether tZERO ATS has made a determination of whether inordinate risk exists or whether the Security meets the technical specifications of the ATS. tZERO ATS makes no representation or warranty as to whether any Subscriber will request such Confidential Information or, despite the absence of any inordinate risk, whether any Subscriber will agree to facilitate the trading of the Security on the ATS.

(c)	“Confidential Information” includes: (1) all information communicated by the Disclosing Party that would reasonably be considered confidential under the circumstances, whether it was or was not identified as confidential at the time of disclosure; (2) all information identified as confidential to which the Receiving Party has access in connection with the subject matter of this Agreement, whether before or after Effective Date; (3) this Agreement; (4) any trade secret of the Disclosing Party; (5) any existing or contemplated product, service, design, technology, software, process, technical data, engineering, technique, research, development, invention, methodology and concept and any related information of the Disclosing Party (including, with respect to tZERO ATS, the policies, procedures, scope, staffing, timing, and pricing of or relating to a Diligence Review); (6) business plans, sales or marketing methods, marketing plans, pricing, sales data, operational procedures, customer or supplier information of or possessed by the Disclosing Party; and (7) financial and accounting information of the Disclosing Party. tZERO ATS’s Confidential Information also includes whether tZERO ATS has determined that inordinate risk exists with respect to Issuer or the Securities.

(d)	Confidential Information excludes the Issuer Disclosure Packet and information that that the Receiving Party can demonstrate (1) was in its possession at the time of disclosure without confidentiality restrictions; (2) at the time of disclosure by the Disclosing Party was generally available to the public or after disclosure became generally available to the public through no breach of agreement or other wrongful act by the Receiving Party; (3) was received from a third party without restriction on disclosure and without breach of agreement or other wrongful act by the Receiving Party; or (4) was independently developed by the Receiving Party without reference to the Confidential Information of the Disclosing Party.

(e)	In the event the Receiving Party is required by law, regulation, or legal process to disclose any of the Disclosing Party’s Confidential Information, the Receiving Party shall (1) give the Disclosing Party, to the extent possible, reasonable advance written notice prior to disclosure so the Disclosing Party may contest the disclosure or seek a protective order (except that the forgoing notice requirement shall not apply to any disclosure made pursuant to any audit, examination, or investigation conducted by any regulatory authority), and (2) reasonably limit the disclosure to the minimum amount that is legally required to be disclosed.

Issuer Diligence Agreement

SUBJECT TO MANAGEMENT REVIEW AND APPROVAL

(f)	The parties acknowledge that damages at law may be an inadequate remedy for breach of this Section 3.3 and therefore a party may be entitled to temporary and permanent injunctive or other equitable relief for the breach, in addition to any other rights the party may have in law or in equity.

(g)	All Confidential Information of the Disclosing Party is and shall remain the sole property of the Disclosing Party. Without limiting the provisions set forth in clause (h) below, the Receiving Party shall not acquire any intellectual property rights or other rights relating to Confidential Information under this Agreement.

(h)	Notwithstanding anything in this Agreement to the contrary, the Receiving Party may use Residuals (as defined below) for any purpose, but the foregoing right does not grant any license under any of the Disclosing Party’s copyrights or patents. “Residuals” means Confidential Information that is retained in the unaided memory of one or more of the Receiving Party’s employees who have had access to Confidential Information pursuant to this Agreement. An employee’s memory is “unaided” if the employee does not deliberately memorize Confidential Information for the purpose of retaining and later using or disclosing such Confidential Information.

4.	Indemnification; Limitation of Liability; No Consequential Damages

4.1	Indemnification

Issuer shall defend, indemnify, and hold harmless tZERO ATS, its Affiliates, and their respective stockholders, successors, assigns, officers, directors, employees, agents, and representatives (each, an “Indemnitee”) from and against any direct or indirect (including, without limitation, consequential) liabilities, lost or diminished value, profits or revenues, claims, fines, demands, or damages, lawsuits, or penalties (including the related costs, expenses, and reasonable attorney's fees or charges) (collectively, “Claims”) by third parties (including, without limitation, governmental entities) arising out of or relating to Issuer’s performance under or breach of this Agreement, any actions of the Issuer and its transfer agents, placement agents, or other financial advisors, used by Issuer in offering the Security, capitalization table management of the Security, administration of any functionality of the Security or the trading, or consideration of potential trading, of the Security on the ATS and any information disseminated to any person with respect to the Security or Issuer.

4.2	Limitation of Liability

tZERO ATS’s cumulative aggregate liability to Issuer for any Claims, losses, injuries, judgments, costs, expenses, or damages for any cause whatsoever (including those arising out of or related to this Agreement), regardless of the form of action or legal theory, are limited to actual, direct out-of-pocket expenses incurred by Issuer and may not exceed $20,000 during the Term of this Agreement (the “Cap”). Notwithstanding the foregoing, the Cap does not apply to liability due to tZERO ATS’s (1) fraud, gross negligence, or willful misconduct, or (2) breach of its confidentiality obligations under Section 3.3.

Issuer Diligence Agreement

SUBJECT TO MANAGEMENT REVIEW AND APPROVAL

4.3	No Consequential Damages

EXCEPT FOR LIABILITY FOR FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT, OR FOR BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER SECTION 3.3, tZERO ATS WILL NOT BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY FOR LOST PROFITS, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR THE LIKE, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER DAMAGES WERE FORESEEABLE OR WHETHER THE OTHER PARTY HAD BEEN ADVISED OF THE POSSIBILITY OF DAMAGES.

4.4	Allocation of Risk

THE LIMITATIONS OF LIABILITY IN THIS SECTION 4 REFLECT THE ALLOCATION OF RISK BETWEEN THE PARTIES. THE LIMITATIONS SPECIFIED IN THIS SECTION 4 SURVIVE AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS FOUND TO HAVE FAILED ITS ESSENTIAL PURPOSE.

5.	Term; Termination

5.1	Term

This Agreement is effective as of the Effective Date and will continue for an initial term of three (3) years (the “Initial Term”), unless earlier terminated pursuant to Section 5.2. After the Initial Term, this Agreement will automatically renew for additional one-year periods (each, a “Renewal Term” and collectively, with the Initial Term, the “Term”) unless either party provides the other with written notice of its intent not to renew no less than thirty (30) days prior to the end of the then-current Initial Term or Renewal Term.

5.2	Early Termination

(a)	Either party may terminate this Agreement for convenience upon thirty (30) days’ written notice to the other party.

5.3	Effects of Termination

(a)	Upon expiration or early termination of this Agreement, this Section 5.3 and Sections 2, 3.4, 4, and 6 shall survive.

Issuer Diligence Agreement

SUBJECT TO MANAGEMENT REVIEW AND APPROVAL

6.	Miscellaneous

6.1	Definitions; Drafting Conventions

(a)	As used in this Agreement, the following terms have the meanings set forth below:

“Affiliate” of a Person has the meaning ascribed under Rule 405 of the Securities Act.

“Business Day” means any calendar day other than Saturday, Sunday, and any day on which banks are required or authorized to be closed in the State of New York.

“Person” means any individual, general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, governmental agency, cooperative, association, or other entity.

(b)	The words “include,” “includes,” and “including” are to be read as if they were followed by the phrase “without limitation”. The headings in this Agreement are provided for convenience only and do not affect its meaning. Any reference to an agreement means that agreement as amended or supplemented, subject to any restrictions on amendment contained in that agreement. Unless specified otherwise, any reference to a statute or regulation means that statute or regulation as amended or supplemented from time to time and any corresponding provisions of successor statutes or regulations. If any date specified in this Agreement as a date for taking action falls on a day that is not a Business Day, then that action may be taken on the next Business Day.

6.2	Notices

Any notice or other communication required or permitted under this Agreement must be in writing and will be deemed to have been duly given: (1) upon receipt, if delivered personally to the recipient; (2) upon delivery, if dispatched (with charges prepaid) to the recipient by a reputable overnight courier service; (3) upon receipt, if deposited in the mail (with postage prepaid) by first class certified or registered mail, return receipt requested; or (4) on the day that the receiving party confirms receipt by reply email (other than by automatic reply), if sent via email, in each case to the respective parties at the following addresses or email addresses:

If to tZERO ATS:

tZERO ATS , LLC
285 Fulton Street
One World Trade Center, 58th Floor
New York, NY 10007
Attention: Alex Vlastakis, President

If to Issuer:

Issuer Diligence Agreement

SUBJECT TO MANAGEMENT REVIEW AND APPROVAL

Hygienic Dress League Corp.

405 West Grand Blvd.

Detroit, MI 48216

Attention: Steven Coy

Email: steve@hdlcorp.io

6.3	Representations, Warranties, and Covenants

Each party represents and warrants to the other party as follows: (1) it has the full corporate power and authority to enter into this Agreement and perform its obligations hereunder; (2) its performance of this Agreement will not conflict with or result in a breach or violation of, or constitute a default under, any agreement by which it is bound; and (3) when executed and delivered, this Agreement will constitute a legal, valid, and binding obligation enforceable against it in accordance with the terms of this Agreement.

Issuer represents, warrants, covenants, and agrees that (1) the Security is an uncertificated equity security of Issuer, (2) it has engaged, or will engage, an SEC-registered transfer agent to serve as the registrar of record ownership of the Security, (3) except as otherwise agreed by tZERO ATS in view of Applicable Securities Laws, trading of the Security on the ATS will not commence if the Security has not been authorized and outstanding for at least one (1) year; (4) resales of the Securities will not be permitted by Affiliates of Issuer on the ATS without the express written consent of tZERO ATS, in its sole discretion, (5) all Diligence Materials and other information provided to tZERO ATS as part of its Diligence Review and any financial statements and other information provided to Subscribers, Subscribers’ clearing firm, and tZERO ATS’s clearing firm, purchasers, or other market participants is true and correct in all material respects, (6) resales of its securities on the tZERO ATS are permitted under all applicable U.S. securities laws, (7) the Issuer and its Affiliate shall not engage in any manipulative trading activity with respect to the Security, (8) the Issuer shall comply with all registration and reporting obligations with respect to the Security under all applicable U.S. securities laws and (9) except as otherwise agreed by tZERO ATS in view of Applicable Securities Laws, Issuer has completed the Standard Manual Exemption Listing of the Security in the Mergent Industrial and International Manuals & News Reports.

6.4	No Agency

The parties are acting as independent contractors and this Agreement neither creates any other relationship, whether partnership, joint venture, agency, or otherwise between the parties, nor provides either party with any authority, whether actual, express, implied, or apparent, to bind or otherwise obligate the other party in any capacity.

6.5	No Assignment; No Delegation

Neither party may assign any of its rights under this Agreement, including by operation of law, without the prior written consent of the other party, which consent may not be unreasonably withheld, delayed, or conditioned. No party may delegate any performance under this Agreement. Any purported assignment of rights or delegation of performance in violation of this Section 6.5 is void.

Issuer Diligence Agreement

SUBJECT TO MANAGEMENT REVIEW AND APPROVAL

6.6	Successors and Assigns

This Agreement binds and benefits the parties and their respective permitted successors and assigns.

6.7	Dispute Resolution

In the event of any dispute, controversy, or claim arising out of or relating to this Agreement, the party raising the dispute must notify the other party in writing that a dispute exists, with sufficient detail to enable the other party to consider the dispute. The parties shall then meet and work in good faith to resolve the dispute. If the parties are unable to resolve a dispute within thirty (30) days of the day notice was provided that a dispute existed, the parties shall submit the dispute to binding arbitration under the commercial arbitration rules of the American Arbitration Association then prevailing (“Arbitration Rules”). Such arbitration shall: (1) be heard and resolved by a single arbitrator appointed in accordance with the Arbitration Rules or mutually agreed upon by the parties; (2) take place in New York, New York, U.S.A.; and (3) be conducted in the English language. Each party agrees to bear its own costs and attorneys’ fees with respect to the arbitration. Judgment upon any award made in such arbitration may be entered and enforced in any court of competent jurisdiction. The foregoing provisions of this Section 6.7 are subject, however, to the rights of either party to seek injunctive or other relief pursuant to Section 3.3(f).

6.8	Governing Law

This Agreement and performance under this Agreement shall be construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be wholly performed in New York.

6.9	No Construction Against Drafter

Each party has participated in negotiating and drafting this Agreement, so if an ambiguity or a question of intent or interpretation arises, this Agreement is to be construed as if the parties had drafted it jointly, as opposed to being construed against a party because it was responsible for drafting one or more provisions of this Agreement.

6.10	Entire Agreement

This Agreement (including all of its exhibits and schedules): (1) supersedes all other prior oral or written agreements among the parties and Persons acting on their behalf with respect to the matters discussed in this Agreement; and (2) contains the entire understanding of the parties with respect to the matters covered in this Agreement. Except as specifically set forth in this Agreement, neither party makes any representation, warranty, covenant, or undertaking to the other party.

Issuer Diligence Agreement

SUBJECT TO MANAGEMENT REVIEW AND APPROVAL

6.11	Severability

If any provision of this Agreement is determined to be invalid, illegal, or unenforceable, the remaining provisions of this Agreement remain in full force, if the essential terms and conditions of this Agreement for each party remain valid, binding, and enforceable.

6.12	No Third Party Beneficiaries

This Agreement is intended for the benefit of the parties and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person (other than Indemnitees as provided in Section 4.1).

6.13	Amendments and Waivers

No provision of this Agreement may be waived, modified, supplemented, or amended except in a written instrument signed, in the case of an amendment, by each party or, in the case of a waiver, by the party against whom enforcement of the waiver is sought. No waiver of any default with respect to any provision, condition, or requirement of this Agreement will be deemed to be a continuing waiver in the future, a waiver of any subsequent default, or a waiver of any other provision, condition, or requirement of this Agreement, and no delay or omission of either party to exercise any right under this Agreement will in any manner impair the exercise of that right.

6.14	Execution

This Agreement may be executed in any number of counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission or by email delivery of a “.pdf” format data file, the signature will create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if the facsimile or digital signature were the original thereof.

[signature page follows]

Issuer Diligence Agreement

SUBJECT TO MANAGEMENT REVIEW AND APPROVAL

The parties are signing this Agreement on the date stated in the introductory clause.

tZERO ATS, LLC

By:
Name:
Title:

HYGIENIC DRESS LEAGUE CORP.

By:
Name:
Title:

[signature page]

Issuer Diligence Agreement

SUBJECT TO MANAGEMENT REVIEW AND APPROVAL

Schedule 1.1

tZERO ATS, LLC

Preliminary Documentation to be Submitted by Issuer

⧠	Complete certificate or articles of incorporation (with all amendments, including corporate name changes in the last five years) for Issuer and each of its subsidiaries, certified by the Secretary of State of Issuer’s or its subsidiary’s state of incorporation, or the equivalent certified document if Issuer or subsidiary is a limited liability company (“LLC”) or other non-corporate entity, or a foreign entity.

⧠	Issuer’s complete bylaws, as amended to date. If Issuer is an LLC, Issuer’s operating or LLC agreement. If Issuer is another type of entity, the equivalent document.

⧠	Written shareholder or member agreements (if any), as amended to date, and summaries of any oral agreements.

⧠	A good standing certificate from Issuer’s and each subsidiary’s jurisdiction of incorporation or organization, obtained any time within the past thirty (30) days of (i) the Effective Date for the Initial Diligence Review, and (ii) any Confirmatory Diligence Review.

⧠	Issuer’s financial statements, including all notes and any auditor’s letters and reports, prepared in accordance with United States Generally Accepted Accounting Principles or International Financial Reporting Standards, as of and for Issuer’s two most recent fiscal years and any subsequent interim period and a separate schedule of pending tax liabilities.

⧠	All offering memoranda or circulars (sometimes called a private placement memoranda) or registration statements for the offerings of the Security, along with any supplements or additional offering materials that were provided to prospective investors.

⧠	Copies of all filings made by Issuer with the SEC to effect an offering and, if payments of state filing fees owed in connection with such an offering were not made as part of any such Form D filing, copies of submissions directly to any applicable state. If any offering or sale of Securities was not made pursuant to Regulation D or registered, an explanation should be provided concerning the basis for Issuer’s conclusion that the offering was exempt from registration under the Securities Act and applicable state “blue sky” law.

⧠	All placement agent agreements or underwriter agreements, with all schedules and exhibits, as amended to date, for the offerings of the Security.

⧠	Forms of sales agreements (including simple agreements for future equity, or SAFEs) used in the offerings of the Security.

⧠	Any prospectuses used in the offerings of the Security.

Issuer Diligence Agreement

SUBJECT TO MANAGEMENT REVIEW AND APPROVAL

⧠	Any legal opinion letter(s) issued in connection with the offerings of the Security.

⧠	All resolutions (board/shareholder/member) relating to the offerings of the Security and entry by Issuer into this Agreement.

⧠	For each private placement of the restricted security, an “offering report” detailing the commencement and closing date of the offering, Issuer’s net proceeds, the number of shares or units of the Securities sold, and the price(s) per share or unit sold.

⧠	A “covered Entities organization chart” showing each entity that directly or indirectly controls Issuer (i.e., parent companies) and each entity that Issuer directly or indirectly controls (i.e., subsidiaries), indicating for each entity (i) in the case of an entity that controls Issuer, the percentage of voting equity held by the controlling party and intermediate entities in Issuer and each intermediate controlling entity, and (ii) in the case of entities controlled by Issuer, the percentage of voting equity securities owned by the Issuer and each intermediate entity in each subsidiary. If any party controls Issuer, or Issuer controls any entity, as a result of powers exercised other than through the ownership of voting equity securities, please provide a description of the basis upon which such control is exercised.

⧠	A list of “Service Providers” noting each entity, including transfer agents, placement agents, or other financial advisors, used by the issuer in offering the security

⧠	A beneficial ownership table showing the equity holdings (number of shares and percentage of currently outstanding shares) of each director (or manager), senior officer, and person beneficially owning five percent or more of Issuer’s voting equity.

⧠	Brief biographies of all persons listed in the beneficial ownership table and of each director and executive officer of Issuer and its subsidiaries.

⧠	A contact sheet listing contact information for Issuer’s advisors, including Issuer’s auditors, outside legal counsel, transfer agent, and placement agent(s).

⧠	Asset specific due diligence material requested (i.e., intellectual property, real estate), including material agreements related to underlying assets.

⧠	A list of jurisdictions where business of Issuer is conducted and the percentage of revenue derived from each jurisdiction.

⧠	Summary of material pending and threatened litigation and/or regulatory enforcement investigations or actions (including against management and labor disputes).

⧠	Materials relating to prior or concurrent securities offerings or other material financings.

Issuer Diligence Agreement

SUBJECT TO MANAGEMENT REVIEW AND APPROVAL

⧠	Any material contracts, leases, mortgages, financing arrangements, and contractual arrangements between Issuer and its management, employment agreements, and stock option plans.

⧠	Evidence of ownership of any assets, including third party expert reports, if any.

Issuer Diligence Agreement

SUBJECT TO MANAGEMENT REVIEW AND APPROVAL

Schedule 1.4

Diligence Fees

Initial Diligence Review:

US $10,000 Initial Diligence fee, due on the Effective Date

Inordinate Risk Review:

1.	US $40,000, due upon tZERO ATS’s notice to the Issuer that the Initial Diligence Review is complete and preliminary determination that Issuer and its Security do not present inordinate risk to tZERO ATS or its Subscribers.

Confirmatory Due Diligence:

US $20,000, due on each anniversary of the Effective Date during the Term

Wire Instructions for all Diligence Fees:

Payments in US Dollar (US) Wire to:

BMO Harris Bank NA

ABA # 071000288

Account # 3737111

* * * * *

Issuer Diligence Agreement

SUBJECT TO MANAGEMENT REVIEW AND APPROVAL

Exhibit A

[ISSUER NAME]

Officer’s Certificate

[DATE]

The undersigned hereby certifies that he/she is a duly appointed and qualified authorized signatory of [ISSUER NAME] (the “Company”), and that he/she makes this officer’s certificate on behalf of the Company in connection with the due diligence review by tZERO ATS, LLC (“tZERO ATS”) of the Company and its [NAME OF SECURITY] (the “Security”), and further certifies as of the date hereof as follows:

1.                   Attached hereto as Exhibit A is a true and correct copy of the [Certificate/Articles of Incorporation/ Organization] (the “Charter”) and all amendments thereto, which are in full force and effect on and as of the date hereof and which have not been otherwise amended, modified, or repealed, and as of the date hereof, no amendment or other document relating to or affecting the Charter has been filed with the Secretary of State of the States of [STATE OF INCORPORATION OR ORGANIZATION].

2.                   Attached hereto as Exhibit B is a true and correct copy of the [bylaws/limited liability company agreement, operating agreement] of the Company (the “Bylaws”), as in full force and effect on and as of the date hereof, which have not been subsequently amended, modified, or repealed, and no proceedings for the amendment, modification, or rescission thereof are pending.

3.                   Attached hereto as Exhibit C is a true and correct copy of the resolutions (the “Resolutions”) duly adopted by the [board of directors/managers, and/or shareholders/members] of the Company (the “Authorizing Authority”), as of the date set forth therein, relating to the Company’s [DATE OF OFFERINGS] offerings of the Security and the Company’s entry into the Issuer Diligence Agreement dated [DATE] between tZERO ATS and the Company (the “Diligence Agreement”), and such resolutions (1) have not been modified, rescinded, or amended, (2) are in full force and effect in the form adopted by such Authorizing Authority and attached hereto and (3) constitute the only resolutions adopted by the Authorizing Authority directly related to such matters.

4.                   All information and financial statements set forth in Exchange Act Rule 15c2-11(a) under the Securities Exchange Act of 1934 (the “Exchange Act”), as well as any other information as may be needed to trade the Security in compliance with the Securities Act of 1933 (the “Securities Act”), the Exchange Act, any other applicable U.S. or state securities laws or the rules of the Financial Industry Regulatory Authority or other self-regulatory authority to be delivered to subscribers to tZERO ATS (as updated from time to time, the “Issuer Disclosure Packet”), and representations or warranties provided or made by the Company to tZERO ATS or its subscribers are true and complete copies thereof, and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which those statements were made, not misleading.

Issuer Diligence Agreement

SUBJECT TO MANAGEMENT REVIEW AND APPROVAL

5.                   The Issuer Disclosure Packets provided to subscribers to tZERO ATS contain all material non-public information with respect to the Security and the Company provided to tZERO ATS during the first diligence review of the Security and the Company and will be updated on a bi-annual basis to include all material non-public information with respect to the Security and the Company provided to tZERO ATS during each Confirmatory Diligence Review.

6.                   All agreements and legal opinion letters provided by the Company to tZERO ATS are true and complete copies thereof, were in full force and effect on and as of the date thereof, and have not been subsequently amended, modified, terminated, or repealed, and no proceedings for the amendment, modification, termination, or rescission thereof are pending.

7.                   As of the date hereof, there are [#] [shares/units] of the Security authorized, [#] [shares/units] issued and outstanding, and [#] [shares/units] issuable upon exercise of warrants, options, or other derivative instruments. All [shares/units] of the Security issued and outstanding as of the date hereof were duly authorized and validly issued, and are fully paid and non-assessable. All [shares/units] of the Security issued and outstanding were issued pursuant to a registration statement under the Securities Act or pursuant to an offering exempt from registration under the Securities Act and from registration under state “blue sky” laws in the states where the Securities were offered or sold.

8.                   tZERO ATS is authorized to contact and discuss the Company and the Security with each of the Company’s advisors identified in writing by the Company.

9.                   Neither the Company nor any of its affiliates, directors, executive officer, or beneficial owners of 5% or more of the Company’s voting equity qualify as “bad actors” under Rule 506(c) of Regulation D under the Securities Act of 1933.

10.               No procedures have been instituted for and no other event has occurred, including, without limitation, any action taken by the Company or its Authorizing Authority that would result in the Company’s liquidation, dissolution, or winding-up.

11.               The Company has reviewed the ATS Trading Qualifications attached hereto as Exhibit D, and the Company and the Security meets such qualifications.

12.               The representations and warranties made by the Issuer contained in Section 6.3 of the Diligence Agreement are true and correct in all material respects, and the Company is in compliance with all covenants set forth in Diligence Agreement in all material respects.

This officer’s certificate is provided by the undersigned in his/her capacity as an authorized officer of the Company and not in his/her individual capacity.

This officer’s certificate is being executed as of the date first written above.

Issuer Diligence Agreement

SUBJECT TO MANAGEMENT REVIEW AND APPROVAL

For [ISSUER NAME]

By:
Name:
Title: